Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF ARTEX CORPORATION

The pro forma condensed consolidated balance sheets reflects preliminary estimates and assumptions based on the information available at the time of preparation, including, but not limited to, for the pro forma balance sheet the following events that occurred subsequent to March 31, 2015 which had a material effect on the capitalization and liquidity of the Company and had they occurred as of March 31, 2015: (i) Consummation of the merger with S.C. Piscicola Tour AP Periteasca S.R.L. The pro forma condensed consolidated balance sheet is not necessarily indicative of what the companies’ financial position would have been had the aforementioned transactions been completed at the date indicated. The pro forma consolidated balance sheets should be read in conjunction with the audited financial statements of Artex Corporation for the years ended February 28, 2015 and 2014 filed with the securities in Form 10K on April 2, 2015 and the audited financial statements of S.C. Piscicola Tour AP Periteasca S.R.L. for the years ended December 31, 2014 and 2013, and the unaudited condensed financial statements for the three months ended March 31, 2015 and 2014 included in this Form 8-K.

Pro Forma
Balance Sheets - Unaudited
March 31, 2015

	Historical
	Artex	S.C. Piscicola Tour
	Corporation	AP Periteasca S.R.L.		Pro Forma	Pro Forma
	February 28, 2015	March 31, 2015		Adjustments	As Adjusted
Assets

Current Assets:
Cash	$2,566	$169		$-	$2,735
Inventories	-	91,170		-	91,170
Other current assets	-	15,679		-	15,679
Total current assets	2,566	107,018		-	109,584

Property, plant and equipment, net	1,839	3,786,450		-	3,788,289

Total assets	$4,405	$3,893,468		$-	$3,897,873

Liabilities and Stockholders’ Equity

Current Liabilities:
Short term notes payable – related party	$-	$1,468,489		$-	$1,468,489
Account payable and accrued expenses	-	51,443		-	51,443
Advances related party	6,700	-		-	6,700
Total current liabilities	6,700	1,519,932		-	1,526,632

Long term debt, net of current portion	-	209,862		-	209,862

Total Liabilities	6,700	1,729,794		-	1,736,494

Commitments and Contingencies	-	-		-	-

Stockholders’ Equity :
Common stock, $0.001 par value; 75,000,000 shares authorized,
5,600,000 issued and outstanding at February 28, 2015	5,460	469	(a)	331	6,260
Additional paid-in capital	18,755	3,274,464	(a)	(26,841)	3,266,378
Accumulated other comprehensive income (loss)	-	(595,689)			(595,689)
Retained earnings (deficit)	(26,510)	(515,570)	(a)	26,510	(515,570)
Total stockholders’ equity	(2,295)	2,163,674		-	2,161,379

Total liabilities and stockholders’ equity	$4,405	$3,893,468		$-	$3,897,873

ARTEX CORPORATION
NOTES TO PRO FORMA CONDENSED COMBINED
BALANCE SHEETS
(Unaudited)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical February 28, 2015 balance sheet of Artex Corporation (the “Company”) after giving effect to the merger with S.C Piscicola Tour AP Periteasca S.R.L. (“SCP”) The pro forma balances sheet presents this transaction as if they had been consummated as of March 31, 2015, as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balances sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. This pro forma presentation does not include the presentation of statement of operations information as the merger will be treated as a reverse acquisition, and therefore SC is treated as the accounting acquirer, such that the financial statements of SCP immediately after the merger will become those of Artex Corporation. The pro forma adjustments presented in the pro forma condensed consolidated balance sheets are described in Note 2— Pro Forma Adjustments.

2. PRO FORMA ADJUSTMENTS – BALANCE SHEET

The adjustments included in the pro forma statement of operations are as follows:

(a)
In June 2015, the majority shareholder SCP entered into an Agreement with Speed Flyer Limited, a Seychelles Corporation (“SFL”) in which the shareholder agreed to exchange 97.6% of the outstanding shares of SCP for 80% of the issued and outstanding shares of SFL.  Immediately subsequent to the acquisition of SCP by SFL, SFL entered into an agreement with the Company, in which the Company agreed to issue 800,000 shares of its common stock in exchange for the common shares representing 97.6% of SCP, at which point SCP became a 97.6% owned subsidiary of the Company.  The effect of the transaction was such that the former majority shareholder of the SCP became the majority and controlling shareholder of the Company, at which point, The Company is no longer a public shell as it has succeeded to the business SCP.  Because the former controlling shareholder of SCP is now the controlling shareholder of the Company, the merger will be accounted for as a recapitalization of SCP, and will therefore not be accounted as a purchased business combination.